Exhibit 99.34

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of May 5, 2025 (this “Agreement”), is entered into by and between the entities listed in Schedule I hereto (the “Purchasers”), and Howard Hughes Holdings Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Pershing Square Holdco, L.P. has, pursuant to the terms of that certain Share Purchase Agreement, dated as of the date thereof, by and between the Company and Pershing Square Holdco, L.P. (the “Share Purchase Agreement”), agreed, among other things, to purchase 9,000,000 shares of common stock, par value $0.01, of the Company (the “Common Stock”);

WHEREAS, in case any securities held by a Purchaser or any of its transferees are at any time not freely transferable by the holder in accordance with applicable laws, the Company and the Purchasers desire to define certain registration rights with respect to the Common Stock and certain other securities on the terms and subject to the conditions herein set forth; and

WHEREAS, this Agreement supersedes and replaces the Purchasers’ registration rights under the Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation, Pershing Square Capital Management, L.P. and the other entities listed on Schedule I and Schedule II thereto.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise;

“Agreement” shall have the meaning set forth in the Preamble hereto;

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday, or (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order;

“Common Stock” shall have the meaning set forth in the Recitals hereto;

“Company” shall have the meaning set forth in the Preamble hereto;

“Demand Notice” shall have the meaning set forth in Section 2.1(a) hereof;

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same may be amended and shall be in effect from time to time;

“FINRA” shall mean the Financial Industry Regulatory Authority;

“Holder” shall mean any holder of Registrable Securities subject to this Agreement, solely in their capacity as such, including Permitted Assignees;

“Indemnified Party” shall have the meaning set forth in Section 2.7(c) hereof;

“Indemnifying Party” shall have the meaning set forth in Section 2.7(c) hereof;

“Initiating Holder(s)” shall mean any Holder, with respect to the Registrable Securities as to which such Holder submits a Demand Notice pursuant to Section 2.1 hereof;

“Issuer Free Writing Prospectus” shall mean an “Issuer Free Writing Prospectus”, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities;

“Losses” shall have the meaning set forth in Section 2.7(a) hereof;

“Other Stockholders” shall have the meaning set forth in Section 2.1(c) hereof;

“Participating Holders” shall mean Holders participating in the Registration relating to the Registrable Securities;

“Permitted Assignee” shall have the meaning set forth in Section 3.5 hereto;

“Person” shall mean an individual, a group (including a “group” under Section 13(d) of the Exchange Act), a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or agency or political subdivision thereof;

“Prospectus” shall mean the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus;

“Purchasers” shall have the meaning set forth in the Preamble hereto;

“Qualifying Employee Stock” shall mean (i) rights and options issued in the ordinary course of business under employee benefits plans of the Company or any predecessor or otherwise to executives in compensation arrangements approved by the Board of Directors of the Company or any predecessor and any securities issued after the date hereof upon exercise of such rights and options and options issued to employees of the Company or any predecessor as a result of adjustments to options in connection with the reorganization of the Company or any predecessor and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under employee benefit plans and securities issued after the date hereof in settlement of any such restricted stock units;

“Register”, “Registered” and “Registration” shall mean a registration effected by preparing and (i) filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (ii) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement;

“Registrable Securities” shall mean:

(i)	any shares of Common Stock acquired or held by the Purchasers on or after the date hereof (whether or not acquired in connection with the Share Purchase Agreement or otherwise);

(ii)
(A) any securities of the Company or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of, any Registrable Securities described in clause (i) (the “Initial Securities”) or securities that may become Registrable Securities by virtue of clause (C); (B) any securities of the Company or its Affiliates offered wholly or partly in consideration of the Initial Securities or securities that may become Registrable Securities by virtue of clause (C) in any tender or exchange offer; or (C) any securities of the Company or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of or offered wholly or partly in any tender or exchange offer in consideration of any Registrable Securities described in clause (A) or (B); and

(iii)
any Registrable Securities described in clause (i) or (ii) above acquired or held by a Person, for which rights and obligations have been assigned pursuant to clause (ii) of Section 3.5 and in accordance with the terms of Section 3.5 hereof;

provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities (1) when a Registration Statement with respect to such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such Registration Statement, (2) after such securities have been sold in accordance with Rule 144 (but not Rule 144A), (3) after such securities shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist, (4) when such securities are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, or (5) when such securities cease to be outstanding;

“Registration Expenses” shall mean (i) any and all expenses incurred by the Company and its Subsidiaries in effecting any Registration pursuant to this Agreement, including, without limitation, all (1) Registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (2) fees and expenses of compliance with any securities or “blue sky” laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (3) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto, (4) security engraving and printing expenses, (5) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (6) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to the terms hereof), (7) fees and expenses of any special experts retained by the Company in connection with such Registration, (8) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter”, (9) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and fees and expenses of counsel, (10) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (11) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (12) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities; and (ii) reasonable and documented fees and expenses of one counsel for all of the Participating Holders, which counsel shall be selected by the Participating Holder holding the largest number of the Registrable Securities to be sold in the applicable Registration.  Registration Expenses shall not include any out-of-pocket expenses of the Participating Holders;

“Registration Statement” shall mean any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all material incorporated by reference in such registration statement;

“Required Shelf Registration Statement” shall have the meaning set forth in Section 2.3;

“Rule 144; Rule 144A” shall mean Rule 144 and Rule 144A, respectively, under the Securities Act (or any successor provisions then in force), as the same may be amended and shall be in effect from time to time;

“S‑1 Registration Statement” shall mean a registration statement of the Company on Form S‑1 (or any comparable or successor form) filed with the SEC registering any Registrable Securities;

“Scheduled Black-Out Period” shall mean the period from and including the last day of a fiscal quarter of the Company to and including the earliest of (i) the Business Day after the day on which the Company publicly releases its earnings information for such quarter or annual earnings information, as applicable, and (ii) the day on which the executive officers and directors of the Company are no longer prohibited by Company policies applicable with respect to such quarterly earnings period from buying or selling equity securities of the Company;

“SEC” shall mean the U.S. Securities and Exchange Commission;

“Securities Act” shall mean the Securities Act of 1933;

“security” and “securities” shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders, other than the fees and expenses of one counsel for all of the Holders, which shall be paid for by the Company in accordance with the terms set forth in clause (ii) of the definition of “Registration Expenses” set forth herein;

“Services Agreement” shall mean that certain Services Agreement, dated as of May 5, 2025, by and between the Company and Pershing Square Capital Management, L.P.;

“Share Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

“Shareholder Agreement” shall mean that certain Shareholder Agreement, dated as of May 5, 2025, by and among the Company, Pershing Square Holdco, L.P., and Pershing Square Capital Management, L.P.;

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S‑3 and under Rule 415 or, if the Company is not then eligible to file on Form S‑3, on Form S‑1 under the Securities Act, or any successor rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein;

“Standstill Agreement” shall mean that certain Standstill Agreement, dated as of May 5, 2025, by and between the Company and Pershing Square Holdco, L.P.;

“Subsidiary” shall mean, with respect to a Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of the directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, (iii) a limited liability company of which such Person, or a Subsidiary of such Person, is a managing member or (iv) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person; and

“Transaction Documents” shall mean, individually or collectively, the Share Purchase Agreement, the Shareholder Agreement, the Services Agreement, the Standstill Agreement and this Agreement, in each case, as any such agreement may be amended or restated from time to time.

SECTION 2. REGISTRATION RIGHTS

2.1          Demand Registration.

(a)           Request for Registration. Subject to the limitations and conditions of Section 2.1(b), if the Company shall receive from an Initiating Holder(s) a written demand (the “Demand Notice”) that the Company effect any Registration with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s) having an estimated aggregate fair market value of at least $25 million, the Company shall:

(i)	promptly give written notice of the proposed Registration to all other Holders in accordance with the terms of Section 2.2;

(ii)
use its reasonable best efforts to file a Registration Statement with the SEC in accordance with the request of the Initiating Holder(s), including without limitation the method of disposition specified therein and covering resales of the Registrable Securities requested to be registered, as promptly as reasonably practicable but no later than (x) in the case of a Registration Statement other than an S‑1 Registration Statement, within 30 days of receipt of the Demand Notice or (y) in the case of an S‑1 Registration Statement, within 60 days of receipt of the Demand Notice;

(iii)
use reasonable best efforts to cause such Registration Statement to be declared or become effective as promptly as practicable, but in no event later than 60 days after the date of initial filing of a Registration Statement pursuant to Section 2.1(a)(i); and

(iv)
use reasonable best efforts to keep such Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for the period as requested in writing by the Initiating Holder(s) or such longer period as may be requested in writing by any Holder participating in such registration (which periods shall be extended to the extent of any suspensions of sales pursuant to Sections 2.1(a)(iii) or (iv));

provided, however, that the Company shall be permitted, with the consent of the Initiating Holder(s) not to be unreasonably withheld, to file a post-effective amendment or prospectus supplement to any currently effective Shelf Registration Statement (including the Required Shelf Registration Statement contemplated by Section 2.3 hereof) in lieu of an additional registration statement pursuant to Section 2.1(a) to the extent the Company reasonably determines that the Registrable Securities of the Initiating Holder(s) may be sold thereunder by such Initiating Holder(s) pursuant to their intended plan of distribution (in which case such post-effective amendment or prospectus supplement shall not be counted against the limited number of demand registrations).  It shall not be unreasonable if, following the recommendation of an underwriter, the Initiating Holder(s) do not consent to the Company filing a post-effective amendment or prospectus supplement to a Shelf Registration Statement in lieu of an additional registration statement requested by the Initiating Holder(s).

(b)           Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2.1:

(i)
in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or qualify to do business in effecting such Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii)	with respect to securities that are not Registrable Securities;

(iii)
if the Company has notified the Holders that in the good faith judgment of the Company, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 60 days; provided, that such right to delay a registration pursuant to this clause (iii) shall be exercised by the Company only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights, if any; or

(iv)
solely with respect to any Affiliate of the Company, during any Scheduled Black-Out Period; provided, that the total number of days that any such suspension, deferral or delay in registration pursuant to clauses (iii) and (iv) in the aggregate may be in effect in any 180-day period shall not exceed 60 days.  The Company agrees to use its reasonable best efforts to issue earnings releases as promptly as practicable following the end of quarterly reporting periods and to otherwise minimize the duration of Scheduled Black-Out Periods.

(c)           The Registration Statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2.1(d) below, include shares of Common Stock which are held by Holders and Persons who, by virtue of agreements with the Company (other than this Agreement), are entitled to include their securities in any such Registration (such Persons, other than Holders, “Other Stockholders”).  In the event the Initiating Holder(s) request a Registration pursuant to this Section 2.1 in connection with a distribution of Registrable Securities to its partners or members or any other Holder elects to participate in such Registration pursuant to Section 2.2 hereof in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(d)           Underwriting. If the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of the request made pursuant to Section 2.1.  If Other Stockholders or Holders, to the extent they have any registration rights under Section 2.2, request inclusion of their shares of Common Stock in the underwriting, the Initiating Holder(s) shall offer to include the shares of Common Stock of such Holders and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2.  The Holders whose Registrable Securities are to be included in such Registration and the Company shall (together with all Other Stockholders proposing to distribute their shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for such underwriting by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration subject to approval by the Company not to be unreasonably withheld (which underwriters may also include a non-bookrunning co-manager selected by the Company subject to approval by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Stockholder greater than the obligations of the Holders under Section 2.7(b) or Section 2.7(d).  Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters advise the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, some or all of the securities of the Company held by the Other Stockholders shall be excluded from such Registration to the extent so required by such limitation.  If, after the exclusion of such shares held by such Other Stockholders, further reductions are still required due to the marketing limitation, the number of Registrable Securities included in the Registration by each Holder (including the Initiating Holder(s)) shall be reduced on a pro rata basis (based on the number of Registrable Securities requested to be included in such registration by such Holders), by such minimum number of shares as is necessary to comply with such request.  No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration.  If any Holder or Other Stockholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holder(s).  The securities so withdrawn shall also be withdrawn from Registration.  If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and executive officers and directors of the Company (whether or not such Persons have registration rights pursuant to Section 2.2 hereof) may include its or their securities for its or their own account in such Registration if the managing underwriter or underwriters and the Company so agree and if the number of Registrable Securities and other securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

(e)          The number of demand registrations that the Holders shall be entitled to request, and that the Company shall be obligated to undertake, pursuant to this Section 2.1 shall be unlimited; provided, that the Company shall not be obligated to undertake more than three underwritten offerings pursuant to this Section 2 during the term of this Agreement, provided, further that in no event shall the Company be required to effect more than one underwritten offering in any twelve-month period pursuant to this Section 2.

(f)           In the case of an underwritten offering under this Section 2.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Holder(s).

2.2          Piggyback Registration.

(a)           If the Company shall determine to register any of its capital stock either (x) for its own account, (y) for the account of the Holders listed in Section 2.1 pursuant to the terms thereof, or (z) for the account of Other Stockholders (other than (A) a Registration relating solely to Qualifying Employee Stock, (B) a Registration relating solely to a Rule 145 transaction under the Securities Act or (C) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement), the Company will, subject to the conditions set forth in this Section 2.2:

(i)
promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)
subject to Section 2.2(b) below and any transfer restrictions any Holder may be a party to, include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders.  Such written request may specify all or a part of the Holders’ Registrable Securities and shall be received by the Company within ten (10) days after written notice from the Company is given under Section 2.2(a)(i) above.  In the event any Holder requests inclusion in a Registration pursuant to this Section 2.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

 (b)          Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2.2(a)(i) above.  In such event, the right of each of the Holders to Registration pursuant to this Section 2.2 shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein.  The Holders whose Registrable Securities are to be included in such Registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing

(underwriter or underwriters selected for underwriting by the Company (and if the Registration was initiated by a Holder pursuant to Section 2.1, such underwriters must be selected by the Initiating Holder(s) and reasonably acceptable to the Company); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Stockholder greater than the obligations of the Holders under Section 2.7(b) or Section 2.7(d).  Notwithstanding any other provision of this Section 2.2, if any Registration in respect of which any Holder is exercising its rights under this Section 2.2 involves an underwritten public offering (other than a demand Registration pursuant to Section 2.1, in which case the provisions with respect to priority of inclusion in such Registration set forth in Section 2.1 shall apply) and the managing underwriter or underwriters advise the Company that in their view marketing factors require a limitation on the number of securities to be underwritten, then there shall be included in such underwritten offering the number or dollar amount of securities of the Company that in the opinion of the managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities of the Company shall be allocated for inclusion as follows: (i) first, all securities of the Company being sold by the Company for its own account or by any Person (other than a Holder) exercising a contractual right to demand registration; (ii) second, all Registrable Securities requested to be included by the Holders and securities of the Company being sold by any Person (other than a Holder) with similar piggyback registration rights, pro rata, based on the number of shares requested to be included in such registration by such Holders and such Persons; and (iii) third, among any other holders of securities of the Company requesting such registration, pro rata, based on the number of securities requested to be included in such registration by each such holder.  For the avoidance of doubt, in the event any Initiating Holder exercises demand registration rights, such registration is an underwritten public offering and the managing underwriter advises that marketing factors require a limitation on the number of securities to be so underwritten, Registrable Securities of any Holders exercising piggyback rights under this Section 2.2 in connection with such offering and any securities to be included in such offering by the Initiating Holder(s) shall be included in such offering in the same priority and allocated on a pro rata basis, as set forth in clause (ii) above.  If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holder(s).  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

2.3          Required Shelf Registration Statement. The Company shall use reasonable best efforts to remain eligible to use Form S‑3 (or any successor form) and, in the event the Company ceases to be eligible to use Form S-3 (or any successor form), the Company shall use reasonable best efforts to become eligible to use Form S-3 (or any successor form). If requested by a Holder, the Company shall use reasonable best efforts to promptly, but within no later than 90 days, file a Shelf Registration Statement on Form S‑3 (or any successor form) registering all Registrable Securities then held by the Holders (the “Required Shelf Registration Statement”), and shall use reasonable best efforts to cause such Required Shelf Registration Statement to be continuously effective so long as there are any Registrable Securities outstanding.  In connection with the Required Shelf Registration Statement, the Company will, subject to the terms and limitations of this Section 2, as promptly as reasonably practicable upon notice from any Holder requesting Registration in accordance with the terms of this Section 2.3, cooperate in any shelf take-down by amending or supplementing the Prospectus related to such Registration as may be reasonably requested by such Holder or as otherwise required to reflect the number of Registrable Securities to be sold thereunder.

2.4          Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered (or, in the case of fees and disbursements of counsel and advisors to any Holders that do not constitute Registration Expenses, by the Holders as incurred).

2.5          Black-Out Periods. Unless the Company otherwise permits in writing, for so long as a Participating Holder has an officer, director, partner or senior employee serving as a member of the Board of Directors of the Company, such Participating Holder shall not make any offers or sales of Registrable Securities under a Registration Statement during any Scheduled Black-Out Period.

2.6          Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep the Participating Holders advised in writing as to the initiation of each Registration and as to the completion thereof.  At its expense, the Company will:

(a)           as promptly as practicable, prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (i) reasonably requested by the Initiating Holder(s) (if any), (ii) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (iii) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(b)           notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as promptly as practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (ii) to the extent any of the following relates to the Participating Holders or information supplied by the Participating Holders, of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (v) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)           promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(d)           use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus or any Issuer Free Writing Prospectus;

(e)           deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(f)           subject to the terms set forth in Section 2.1(b)(i) and Section 2.3 hereof, on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Holder reasonably (in light of such Participating Holder’s intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition of the Registrable Securities owned by such Participating Holder pursuant to such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

(g)           make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

(h)           enter into such customary agreements (including underwriting and indemnification agreements) and take such other actions as the Initiating Holder(s) or the managing underwriter, if any, reasonably requests in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(i)            use its reasonable best efforts to obtain for delivery to the managing underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten secondary public offering;

(j)            in the case of an underwritten offering, use reasonable best efforts to obtain for delivery to the Company and the managing underwriter, if any, a “comfort” letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering;

(k)           cooperate with each Participating Holder and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(l)            use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(m)          cooperate with the Participating Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends;

(n)          in the case of an underwritten offering, make reasonably available the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(o)           use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical security instruments into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(p)           use its reasonable best efforts to take such actions as are under its control to become or remain a well-known seasoned issuer (as such term is defined in Rule 405 under the

Securities Act) and not become an illegible issuer (as such term is defined in Rule 405 under the Securities Act) during the period when such Registration Statement remains in effect; and

(q)          make available for inspection by a representative of Participating Holders that are selling at least five percent (5%) of the Registrable Securities included in such Registration (and who is named in the applicable prospectus supplement as a Person who may be deemed to be an underwriter with respect to an offering and sale of Registrable Securities), the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or the managing underwriters(s), at the offices where normally kept, during reasonable business hours, financial and other records and pertinent corporate documents of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter, attorney or accountant in connection with such Registration Statement; provided, that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by the Company prior to the receipt of such information.

2.7          Indemnification.

(a)           Indemnification by the Company. With respect to each Registration which has been effected pursuant to this Section 2, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Participating Holders and each of its officers, directors, limited or general partners and members thereof, (ii) each member, limited or general partner of each such member, limited or general partner, (iii) each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each underwriter, if any, and each person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter, against any and all claims, losses, damages, penalties, judgments, suits, costs, liabilities and expenses (or actions in respect thereof) (collectively, the “Losses”) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading), or (C) any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse each of the Persons listed above for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses; provided, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by the Participating Holders or underwriter and stated to be specifically for use therein.

(b)           Indemnification by the Participating Holders. Each of the Participating Holders agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) or such underwriter, each other Participating Holder and each of their respective officers, directors, partners and members, and each Person controlling such Participating Holder (within the meaning of the Securities Act or the Exchange Act) against any and all Losses arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance (including any notification or the like) made by such Participating Holder in writing or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Participating Holder therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading) and will reimburse the Persons listed above for any reasonable and documented legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Participating Holders hereunder shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters, discounts and commissions) such Participating Holder receives in such Registration.

(c)           Conduct of the Indemnification Proceedings. Each party entitled to indemnification under this Section 2.7(c) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 unless the Indemnifying Party is prejudiced thereby.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate legal counsel for all Indemnified Parties; provided, however, that where the failure to be provided separate legal counsel could potentially result in a conflict of interest on the part of such legal counsel for all Indemnified Parties, separate counsel shall be appointed for Indemnified Parties to the extent needed to alleviate such potential conflict of interest.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Participating Holders hereunder shall be several and not joint and shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters, discounts and commissions) such Participating Holder receives in such Registration and, provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11.6 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 2.7(d), each Person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent and each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.

(e)           Subject to the limitations on the Holders’ liability set forth in Section 2.7(b) and Section 2.7(d), the remedies provided for in this Section 2.7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or equity.  The remedies shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and survive the transfer of such securities by such Holder.

(f)           The obligations of the Company and of the Participating Holders hereunder to indemnify any underwriter or agent who participates in an offering (or any Person, if any controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, each of its directors and officers, each other Participating Holder, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) or such Participating Holder against all Losses, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in such filings described in this sentence.

2.8          Participating Holders.

(a)           Each of the Participating Holders shall furnish to the Company such information regarding such Participating Holder and its partners and members, and the distribution proposed by such Holder, as the Company may reasonably request in writing and as shall be reasonably requested in connection with any Registration, qualification or compliance referred to in this Section 2.

(b)           In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any Participating Holder shall distribute Registrable Securities to its partners or members, such Participating Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such Registration Statement to provide information with respect to such partners or members, as selling security holders.  As soon as is reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such Registration Statement reflecting the information so provided.  Any incremental expense to the Company resulting from such amendment shall be borne by such Participating Holder.

(c)           Each Holder agrees that at the time that such Holder is a Participating Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(c), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than any permanent file copies then in such Holder’s possession, of the most recent Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.6(c) to the date when the Company shall make available to such Holder a copy of the supplement or amended Prospectus or Issuer Free Writing Prospectus or is advised in writing that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

2.9          Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without Registration, the Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holders holding a majority of the then outstanding Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act).

2.10        Termination. The registration rights set forth in this Section 2 shall terminate and cease to be available as to any securities held by a Holder at such time as such Holder (after owning) first ceases to own any Registrable Securities.

2.11         Lock-Up Agreements.

(a)           The Company agrees that, if requested by the managing underwriter in any underwritten public offering contemplated by this Agreement, it will enter into a customary “lock-up” agreement providing that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions), for a period of up to 60 days from the effective date of the Registration Statement pertaining to such Common Stock; provided, however, that any such lock-up agreement shall not prohibit the Company from directly or indirectly (i) selling, offering to sell, granting any option for the sale of or otherwise disposing of any Qualifying Employee Stock (or otherwise maintaining its employee benefits plans in the ordinary course of business) or (ii) issuing Common Stock or securities convertible into or exchangeable for Common Stock upon exercise or conversion of any option, right or convertible or exchangeable security.  Each Holder shall coordinate with other Holders and, to the extent the Holders are aware of Other Stockholders, Other Stockholders such that the total number of days that the Company will be subject to such restrictions (including similar restrictions pursuant to any registration rights agreements with any Other Stockholders) as may be in effect in any 365-day period shall not exceed 120 days.

(b)           In the event that any Holder is an Affiliate of the Company, if requested by the managing underwriter in any underwritten public offering permitted by this Agreement, such Holder will enter into a customary “lock-up” agreement providing that it will not sell, grant any option for the sale of, or otherwise dispose of any Common Stock outside of such public offering (subject to customary exceptions) for a period of up to 60 days from the effective date of the Registration Statement pertaining to such Common Stock.

2.12        Notwithstanding any provision of this Agreement to the contrary, in order for a Registration to be included as a Registration for purposes of this Section 2, the Registration Statement in connection therewith shall have been continually effective in compliance with the Securities Act and usable for resale for the full period established with respect to such Registration (except in the case of any suspension of sales pursuant to (i) a Scheduled Black-Out Period or (ii) Section 2.6(c) hereof, in which case such period shall be extended to the extent of such suspension).

2.13        Notwithstanding any provision of this Agreement to the contrary, if the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and related financial statements on Form 10‑Q and

Form 10‑K, the Company shall use its reasonable best efforts to promptly file such post-effective amendment and may postpone or suspend effectiveness of such Registration Statement for a period not to exceed thirty (30) consecutive days to the extent the Company determines necessary to comply with applicable securities laws; provided, that the period by which the Company postpones or suspends the effectiveness of a shelf Registration Statement pursuant to this Section 2.13 plus any suspension, deferral or delay pursuant to Section 2.6(c) shall not exceed 60 days in the aggregate in any twelve-month period.

SECTION 3. MISCELLANEOUS

3.1          Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT (WHETHER BROUGHT BY ANY PARTY OR ANY OF ITS AFFILIATES OR AGAINST ANY PARTY OR ANY OF ITS AFFILIATES) SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR IN THE EVENT, BUT ONLY IN THE EVENT, THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION) OR, IF SUBJECT MATTER JURISDICTION OVER THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, SUCH COURTS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

3.2          Interpretation; Headings. The parties hereto have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Unless the context otherwise requires, as used in this Agreement: (i) “or” shall mean “and/or”; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; and (vi) the term “Section” refers to the specified Section of this Agreement.

3.3          Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by prepaid first-class mail, by email or other means of electronic communication or by hand-delivery and addressed as follows:

if to the Company, to:

Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
Attention:	General Counsel
Email:	joseph.valane@howardhughes.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth St, NW
Washington, DC 20004
Attention:	David Bonser
John Beckman
Stacey McEvoy
Email:	david.bonser@hoganlovells.com
john.beckman@hoganlovells.com
stacey.mcevoy@hoganlovells.com

and

Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, PA 19103
Attention:	Justin Chairman
Richard B. Aldridge
Email:	justin.chairman@morganlewis.com
richard.aldridge@morganlewis.com

if to any Purchaser, to:

Pershing Square Holdco, L.P.
787 Eleventh Ave
New York, New York 10019
Attention:	Chief Legal Officer
Email:	legal@persq.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Scott D. Miller
Ken Li
Email:	millersc@sullcrom.com
liken@sullcrom.com

3.4          Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

3.5          Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties hereto and any purported assignment in violation of this provision shall be void; provided, however, that the rights and obligations hereunder of the Purchasers may be assigned, in whole or in part, to any Person who acquires such Registrable Securities that (i) is an Affiliate of any of the Purchasers or (ii) is unable to immediately sell, without limitations (including, but not limited to, any limitation on volume or manner of sale) or restrictions under Rule 144, all Registrable Securities and other shares of Common Stock held by such Person (provided, that for this clause (ii), any such rights and obligations may be assigned solely with respect to such Registrable Securities) (each such Person described in clause (i) or (ii), a “Permitted Assignee”).  Any assignment pursuant to this Section 3.5 shall be effective and any Person shall become a Permitted Assignee only upon receipt by the Company of (1) a written notice from the transferring Holder stating the name and address of the transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and, if fewer than all of the rights attributable to a Holder hereunder are to be so transferred, the nature of the rights so transferred and (2) a written instrument by which the transferee agrees to be bound by all of the terms and conditions applicable to a Holder of such Registrable Securities.  Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

3.6          Several Nature of Commitments. The obligations of each Holder hereunder are several and not joint and several, and relate only to the Registrable Securities held by such Holder from time to time.  No Holder shall bear responsibility to the Company for breach of this Agreement or any information provided by any other Holder.

3.7          Additional Stockholders. The parties hereto acknowledge that certain Persons may become stockholders of the Company and the Company may wish to grant such Persons registration rights with respect to the shares of Common Stock issued to such Persons.  The Company may do so in its discretion so long as such registration rights are not inconsistent with the registration rights granted to the Holders hereunder and, if any registration rights granted are more favorable than those provided to Holders of Common Stock hereunder, conforming changes reasonably acceptable to the Purchasers are made to this Agreement to provide Holders hereunder with substantially similar rights.

3.8          Entire Agreement. The Transaction Documents constitute the entire agreement of the parties and their Affiliates and supersede all prior and contemporaneous agreements, arrangements or understandings, whether written or oral, among the parties and their Affiliates with respect to the subject matter of this Agreement.

3.9          Amendment and Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities and any such amendment shall apply to all Holders and all of their Registrable Securities; provided, however, that, notwithstanding the foregoing, no amendment to this Agreement may adversely affect the rights of a Holder hereunder without the prior written consent of such Holder; provided, further, that, notwithstanding the foregoing, additional Holders may become party hereto upon an assignment of rights and obligations hereunder pursuant to Section 3.5; provided, further, however, that other than as set forth in Section 3.5, the Company may not add additional parties hereto without the consent of Holders holding a majority of the then outstanding Registrable Securities.  The observance of any term of this Agreement may be waived by the party or parties waiving any rights hereunder; provided, that any such waiver shall apply to all Holders and all of their Registrable Securities only if made by Holders holding a majority of then-outstanding Registrable Securities.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

3.10        Injunctive Relief. The parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity.

3.11        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

3.12        No Inconsistent Agreements. The Company is not currently a party to any agreement which is, or could be inconsistent with, the rights granted to the Holders by this Agreement.

3.13        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.14        Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via email or other electronic transmission), it being understood that each party need not sign the same counterpart.

3.15        Interpretation of This Agreement. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ David O’Reilly
	Name:	David O’Reilly
	Title:	Chief Executive Officer

PERSHING SQUARE HOLDCO, L.P.
On behalf of itself

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
On behalf of each of the Purchasers other than Pershing Square Holdco, L.P.

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Schedule I

Pershing Square Holdco, L.P., a Delaware limited partnership
Pershing Square, L.P., a Delaware limited partnership
Pershing Square Holdings, Ltd., a Guernsey company
Pershing Square International, Ltd., a Cayman Islands exempted company

[Schedule I to Registration Rights Agreement]